As filed with the Securities and Exchange Commission on July 8, 2014.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Calpine Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	77-0212977
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

717 Texas Avenue, Suite 1000

Houston, Texas 77002

(713) 830-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

717 Texas Avenue, Suite 1000

Houston, Texas 77002

Attn: Chief Legal Officer

(713) 830-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

White & Case LLP

1155 Avenue of the Americas

Attn: Gary Kashar

New York, New York 10036

(212) 819-8200

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒		Accelerated filer	☐

Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered/Proposed Maximum Offering Price per Unit/ Proposed Maximum Offering Price	Amount of Registration Fee
Debt Securities	(1)	(1)

(1)	An indeterminate amount of debt securities to be offered at indeterminate prices is being registered pursuant to this registration statement. The Registrant is deferring payment of the registration fee pursuant to Rule 456(b), and is omitting this information in reliance on Rule 456(b) and Rule 457(r), in each case under the Securities Act of 1933, as amended (the “Securities Act”).

CALPINE CORPORATION

Debt Securities

From time to time, we may sell debt securities consisting of notes, bonds, debentures or other evidences of indebtedness on terms we will determine at the times we sell the debt securities. When we decide to sell a particular series of debt securities, we will prepare and deliver a supplement to this prospectus describing the particular terms of the debt securities being offered. A prospectus supplement may also add to, modify or update information contained in this prospectus. You should read this prospectus and any supplement, together with the documents we incorporate into this prospectus by reference, carefully before you invest.

Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “CPN”.

We may sell debt securities directly, through agents, through underwriters or dealers, or through a combination of such methods. If we elect to use agents, underwriters or dealers in any offering of debt securities, we will disclose their names and the nature of our arrangements with them in the prospectus supplement we prepare for such offering.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE DEBT SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

INVESTING IN OUR DEBT SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 1 OF THIS PROSPECTUS.

Prospectus dated July 8, 2014

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the debt securities described in this prospectus in one or more offerings in amounts and with prices and other terms to be determined. This prospectus provides you with a general description of the debt securities we may offer. When we sell debt securities under this shelf registration, we will provide a prospectus supplement that will contain specific information describing the particular terms of the debt securities being offered. The prospectus supplement may also add to, modify or update information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related pricing supplement or free writing prospectus, together with the additional information incorporated by reference into this prospectus as described below under “Incorporation of Certain Information by Reference,” before making an investment in our debt securities.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference into this prospectus and any accompanying prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of any information or representation not contained or incorporated by reference into this prospectus or in any accompanying prospectus supplement or free writing prospectus. This prospectus and any accompanying prospectus supplement or free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any debt securities other than the debt securities to which they relate, nor do this prospectus and any accompanying prospectus supplement or free writing prospectus constitute an offer to sell or the solicitation of an offer to buy debt securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and the accompanying prospectus supplement or free writing prospectus is accurate on any date subsequent to the date set forth on the front of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement or free writing prospectus is delivered or debt securities are sold on a later date.

RISK FACTORS

An investment in our debt securities involves a high degree of risk. You should carefully consider the risk factors contained in our most recent Annual Report on Form 10-K and other subsequent filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, each of which is incorporated by reference, and those risk factors that may be included or incorporated by reference under the caption “Risk Factors” in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement or free writing prospectus and the documents we incorporate by reference before making an investment decision.

SPECIAL NOTE ON FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus contains, and any prospectus supplement or free writing prospectus and documents incorporated by reference herein and therein may contain, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. We use words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Such risks and uncertainties include, but are not limited to:

•	financial results that may be volatile and may not reflect historical trends due to, among other things, seasonality of demand, fluctuations in prices for commodities such as natural gas and power, changes in U.S. macroeconomic conditions, fluctuations in liquidity and volatility in the energy commodities markets and our ability to hedge risks;

•	laws, regulation and market rules in the markets in which we participate and our ability to effectively respond to changes in laws, regulations or market rules or the interpretation thereof including those related to the environment, derivative transactions and market design in the regions in which we operate;

•	our ability to manage our liquidity needs and to comply with covenants under our and our subsidiaries’ financing obligations;

•	risks associated with the operation, construction and development of power plants including unscheduled outages or delays and plant efficiencies;

•	risks related to our geothermal resources, including the adequacy of our steam reserves, unusual or unexpected steam field well and pipeline maintenance requirements, variables associated with the injection of water to the steam reservoir and potential regulations or other requirements related to seismicity concerns that may delay or increase the cost of developing or operating geothermal resources;

•	the unknown future impact on our business from the Dodd-Frank Act and the rules to be promulgated thereunder;

•	competition, including risks associated with marketing and selling power in the evolving energy markets;

•	structural changes in the supply and demand of power, resulting from the development of new fuels or technologies and demand-side management tools;

•	the expiration or early termination of our Power Purchase Agreements and the related results on revenues;

•	future capacity revenues may not occur at expected levels;

•	natural disasters, such as hurricanes, earthquakes and floods, acts of terrorism or cyber attacks that may impact our power plants or the markets our power plants serve and our corporate headquarters;

•	disruptions in or limitations on the transportation of natural gas, fuel oil and transmission of power;

•	our ability to manage our customer and counterparty exposure and credit risk, including our commodity positions;

•	our ability to attract, motivate and retain key employees;

•	present and possible future claims, litigation and enforcement actions; and

•	other risks identified in this prospectus, any prospectus supplement or free writing prospectus and documents incorporated by reference herein and therein.

This discussion of uncertainties is by no means exhaustive but is designed to highlight important factors that may impact our outlook. We disclaim any obligation or intent to update forward-looking statements made by us in order to reflect new information, events or circumstances after the date they are made.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can inspect and copy these reports, proxy statements and other information at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings will also be available to you on the SEC’s website at http://www.sec.gov.

You may also obtain any of the documents incorporated by reference into this prospectus from us without charge, excluding any exhibits to these documents unless the exhibit is specifically incorporated by reference in such document, by requesting them from us in writing or by telephone at the following address:

Calpine Corporation

717 Texas Avenue, Suite 1000

Houston, Texas 77002

Attention: Corporate Secretary

(713) 830-2000

We have filed with the SEC a registration statement on Form S-3 relating to the debt securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document with the SEC.

We incorporate by reference in this prospectus the documents set forth below that have been previously filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2013;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014;

•	the information responsive to Part III of Form 10-K for the year ended December 31, 2013 provided in our Definitive Proxy Statement on Schedule 14A filed on April 1, 2014;

•	our Current Reports on Form 8-K filed on April 22, 2014, May 15, 2014 and July 8, 2014; and

•	any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before we sell all of the debt securities that may be offered by this prospectus.

Any reports filed by us with the SEC on or after the date of this prospectus and before the date that the offering of any debt securities by means of this prospectus and the accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained or incorporated by reference into this prospectus. Notwithstanding the above, we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules. To obtain copies of these filings, see “Where You Can Find More Information.”

CALPINE CORPORATION

When used in this prospectus, the terms “Calpine,” “we,” “our” and “us” mean, unless the context otherwise indicates, Calpine Corporation and its consolidated subsidiaries.

We are one of the largest wholesale power generators in the U.S. measured by power produced. We own and operate primarily natural gas-fired and geothermal power plants in North America and have a significant presence in major competitive wholesale power markets in California, Texas and the Mid-Atlantic region of the U.S. We sell wholesale power, steam, capacity, renewable energy credits and ancillary services to our customers, which include utilities, independent electric system operators, industrial and agricultural companies, retail power providers, municipalities, power marketers and others. We purchase primarily natural gas and some fuel oil as fuel for our power plants and engage in related natural gas transportation and storage transactions. We purchase electric transmission rights to deliver power to our customers. We also enter into natural gas and power physical and financial contracts to hedge certain business risks and optimize our portfolio of power plants. Seasonality and weather can have a significant impact on our results of operations and are also considered in our hedging and optimization activities. Our goal is to be recognized as the premier power generation company in the U.S. as viewed by our employees, customers, regulators, shareholders and the communities in which our facilities are located. We seek to achieve sustainable growth through financially disciplined power plant development, construction, acquisition, operation and ownership, and by pursuing opportunities to improve our fleet performance and reduce operating costs.

We assess our business on a regional basis due to the impact on our financial performance of the differing characteristics of these regions, particularly with respect to competition, regulation and other factors impacting supply and demand. Our reportable segments are West (including geothermal), Texas, North (including Canada) and Southeast.

Our principal offices are located at 717 Texas Avenue, Suite 1000, Houston, Texas 77002 and our telephone number is (713) 830-2000. We also have regional offices in Dublin, California and Wilmington, Delaware, an engineering, construction and maintenance services office in Pasadena, Texas and government affairs offices in Washington D.C., Sacramento, California and Austin, Texas. We operate our business through a variety of divisions, subsidiaries and affiliates.

USE OF PROCEEDS

Except as otherwise may be described in an applicable prospectus supplement, we intend to use the net proceeds from the sale of the debt securities offered hereunder for general corporate purposes, including, among other possible uses, acquisitions, funding for working capital, the repayment or repurchase of short-term or long-term debt or lease obligations, repurchase of our capital stock and other capital expenditures. We may also use the net proceeds for temporary investments until we need them for general corporate purposes.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

	Years Ended December 31,					Three Months Ended March 31, 2014
	2009	2010	2011	2012	2013
Ratio of Earnings to Fixed Charges	1.13	0.74	0.73	1.27	1.01	0.85

For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of earnings before income taxes, noncontrolling interest and income from unconsolidated investments in power plants, plus fixed charges, distributions from equity method investments and the amortization of capitalized interest, less interest capitalized and preferred securities dividend requirements of subsidiaries. “Fixed charges” consist of interest incurred on indebtedness, amortization of debt discount, fees and expenses plus estimated interest in the rental expense from operating leases. The ratios of earnings to fixed charges are calculated as follows:

(Income before income taxes, noncontrolling interest and income from unconsolidated investments in power plants) + (Fixed charges) + (Distributions from equity method investments) + (Amortization of capitalized interest) – (Interest capitalized) – (Preferred securities dividend requirements of subsidiaries)

(Fixed charges)

DESCRIPTION OF DEBT SECURITIES

This “Description of Debt Securities” section contains a summary description of the debt securities that Calpine Corporation may offer and sell from time to time. This summary description is not meant to be a complete description of the debt securities. At the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the debt securities being offered.

As used in this prospectus, debt securities means the notes, bonds, debentures and other evidences of indebtedness that Calpine Corporation may issue from time to time. We may offer non-convertible secured or unsecured debt securities, which may be senior or subordinated. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued in one or more series under an indenture between us and Wilmington Trust, National Association, as trustee, which is filed as an exhibit to the registration statement of which this prospectus is a part. The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officer’s certificate or by a supplemental indenture.

The debt securities may be issued in one or more series as may be authorized from time to time. Unless otherwise provided in the terms of a series of debt securities, a series may be reopened, without notice to or consent of any holder of outstanding debt securities, for issuances of additional debt securities of that series. No limit exists on the aggregate amount of the debt securities we may sell pursuant to the registration statement of which this prospectus is a part. Reference is made to the applicable prospectus supplement for the following terms of the debt securities of each series. The prospectus supplement relating to a particular series of debt securities will describe the terms of such debt securities being offered, including:

•	title and aggregate principal amount;

•	any applicable subordination provisions for any subordinated debt securities;

•	whether the debt securities will be secured or unsecured;

•	the guarantors, if any, and the terms of any guarantees (including provisions relating to seniority, subordination, security and release of any guarantees);

•	whether the debt securities are exchangeable for other securities;

•	the price, or prices, expressed as a percentage or percentages of principal amount at which the debt securities will be issued;

•	issue and maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue;

•	dates on which interest will be payable and record dates for the determination of the holders to which interest will be payable on such payment dates;

•	the places where payments on the debt securities will be payable;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which the debt securities will be issued;

•	whether the debt securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to a series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such debt securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the debt securities can select the payment currency;

•	securities exchange(s) on which the debt securities will be listed, if any;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	any other terms of the debt securities of such series and guarantees thereof, if any (which terms are not inconsistent with the provisions of the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act).

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be set forth in the applicable prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

The indenture is, and the debt securities will be, construed in accordance with and governed by the laws of the State of New York.

PLAN OF DISTRIBUTION

We may sell our debt securities from time to time (a) through underwriters or dealers; (b) through agents; (c) directly to one or more purchasers or other persons or entities; (d) through a combination of these methods of sale; or (e) through other means. We will identify the specific plan of distribution, including any underwriters, dealers, agents or other purchasers, persons or entities and any applicable compensation in any related amendment to the registration statement of which this prospectus is a part, any related prospectus supplement, or any documents incorporated by reference or deemed incorporated by reference into this prospectus.

LEGAL MATTERS

The validity of the debt securities to be offered by this prospectus will be passed upon for us by White & Case LLP, New York, New York.

EXPERTS

The financial statements of Calpine Corporation and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated into this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses to be incurred in connection with the issuance and distribution of the debt securities being registered, other than underwriting discounts and commissions, to be paid by the Registrant.

Amount to be Paid
SEC registration fee		*
Legal fees and expenses (including blue sky fees)	*	*
Accounting fees and expenses	*	*
Printing fees	*	*
Rating agency fees	*	*
Trustee’s fees and expenses	*	*
State and federal taxes	*	*
Miscellaneous	*	*

Total	*	*

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act of 1933, as amended.
**	Not presently known. An estimate of the aggregate expenses in connection with the sale and distribution of the debt securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Article VI of the By-Laws of Calpine Corporation provides as follows:

The Corporation shall indemnify any Director or “executive officer” (as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the Corporation, and may indemnify any employee or agent of the Corporation who is not a Director or executive officer, who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful, to the fullest extent permitted by law as the same exists or may hereafter be amended; provided, however, that, except with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The Corporation may enter into agreements with any such person for the purpose of providing for such indemnification.

To the extent that an employee or agent of the Corporation who is not a Director or executive officer has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the first paragraph of this Article VI, or in defense of any claim, issue or matter therein, such person may be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Expenses incurred by a Director, executive officer, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding shall (in the case of a Director or executive officer of the Corporation) and may (in the case of an employee or agent of the Corporation who is not a Director or executive officer of the Corporation) be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Director, executive officer, employee or agent to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article VI, and the Corporation may enter into agreements with such persons for the purpose of providing for such advances.

The indemnification permitted by this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested Directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a Director, executive officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, executive officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

The proposed forms of Underwriting Agreement to be filed as Exhibit 1.1 to this registration statement will provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 16. Exhibits

The following exhibits are filed herewith or incorporated by reference.

Exhibit Number	Description

1.1	Form of Underwriting Agreement(1)

4.1	Indenture, dated as of July 8, 2014, between Calpine Corporation and Wilmington Trust, National Association, as Trustee, relating to Calpine’s debt securities.

4.2	Form of debt securities(1)

5.1	Opinion of White & Case LLP

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of White & Case LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust, National Association, the trustee under the Indenture

(1)	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser:

(i)	each prospectus filed by a Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933, as amended, shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of a Registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6) That, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of Calpine Corporation’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 8th day of July, 2014.

CALPINE CORPORATION

By:	/s/ Zamir Rauf

Zamir Rauf

Executive Vice President and Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENT, that each person whose signature appears below hereby constitutes and appoints W. Thaddeus Miller his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his or her substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Thad Hill Thad Hill	President, Chief Executive Officer	July 8, 2014

/s/ Zamir Rauf Zamir Rauf	Executive Vice President, Chief Financial Officer	July 8, 2014

/s/ W. Thaddeus Miller W. Thaddeus Miller	Executive Vice President, Chief Legal Officer, Secretary	July 8, 2014

/s/ Jim D. Deidiker Jim D. Deidiker	Senior Vice President, Chief Accounting Officer	July 8, 2014

/s/ Jack A. Fusco Jack A. Fusco	Director	July 8, 2014

/s/ Frank Cassidy Frank Cassidy	Director	July 8, 2014

/s/ John B. Hill John B. Hill	Director	July 8, 2014

Signature	Title	Date

/s/ Robert C. Hinckley Robert C. Hinckley	Director	July 8, 2014

/s/ Michael William Hofmann Michael William Hofmann	Director	July 8, 2014

/s/ David C. Merritt David C. Merritt	Director	July 8, 2014

/s/ W. Benjamin Moreland W. Benjamin Moreland	Director	July 8, 2014

/s/ Robert A. Mosbacher, Jr. Robert A. Mosbacher, Jr.	Director	July 8, 2014

/s/ Denise M. O’Leary Denise M. O’Leary	Director	July 8, 2014

EXHIBIT INDEX

The following exhibits are filed herewith or incorporated by reference.

Exhibit Number	Description

1.1	Form of Underwriting Agreement(1)

4.1	Indenture, dated as of July 8, 2014, between Calpine Corporation and Wilmington Trust, National Association, as Trustee, relating to Calpine’s debt securities.

4.2	Form of debt securities(1)

5.1	Opinion of White & Case LLP

12.1	Computation of ratio of earnings to fixed charges

23.1	Consent of PricewaterhouseCoopers LLP

23.2	Consent of White & Case LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on signature pages)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wilmington Trust, National Association, the trustee under the Indenture

(1)	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.